SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2007

SEAENA, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	65-0142472 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 12, 2007, the registrant appointed Stephen W. Seal as its Executive Vice President of Sales and Marketing.

Mr. Seal has been a consultant through his company, Corporate Marketing Group Inc., since November 1998. His company’s client base focuses primarily on small to medium-sized financial services firms, but it includes sales and marketing entities as well. Mr. Seal provides advice as to recruiting, training, management of sales staff, telemarketing and mass marketing

During the last two years, there have been no transactions between the registrant and Mr. Seal.

On January 17, 2007, Robert J. McDermott resigned as Vice President and Chief Financial Officer of the registrant due to personal reasons. He remains a director of the registrant.

Patty Hill, the registrant's Corporate Secretary, Vice President Finance and Administration and Controller, will be acting as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENA, INC.
January 24, 2007	By: /s/ Doug E. Lee Doug E. Lee President

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